Exhibit 99.1

Freight Technologies Announces Updates to its Board of Directors

HOUSTON - February 21, 2025 — Freight Technologies, Inc. (Nasdaq: FRGT, “Fr8Tech” or the “Company”), a logistics management innovation company, offering a diverse portfolio of technology-driven solutions, announced today that its board of directors (the “Board”) has approved the appointment of two new independent Board directors, Leilei Nie and Andres Gonzalez, effective February 14, 2025. These appointments follow the resignations of Paul Freudenthaler and William Samuels who recently notified the Board of their intentions to resign. Their resignations were not the result of any dispute or disagreement with either the Company or the Board. Mr. Freudenthaler will continue to serve as secretary of the Board.

CEO Javier Selgas, stated, “I am very pleased to welcome these two experienced directors to the Board, and am looking forward to working closely with them as the Company continues to focus on its next chapter of growth. Both Andres and Leilei’s are unique talents who will bring expertise and perspectives to the dynamic work we are doing at Fr8Tech.”

Mr. Selgas added, “I want to express sincere gratitude to both William and Paul for their numerous contributions and years of dedicated service to the Company during their tenures as the Board members, and we are grateful that Paul will continue to be engaged with the Company by serving as secretary of the Board. We certainly wish them both well in their future endeavors.”

Leilei Nie

Ms. Nie is a Strategy and Business Project Management professional with over 17 years of experience in financial services and fintech. She has been leading project management at X Star Technology, a leading non-bank car financing institution in Singapore since January 2025. Previously, Ms. Nie was a Senior Project Manager at Fidelity Fund Management (China) from May 2022 to June 2024 and a Senior Manager at Accenture from July 2021 to April 2022, focusing on financial services in Greater China. From December 2016 to June 2021, she served as Deputy Director in the Strategy and CEO Office at OneConnect Financial Technology, the fintech arm of Ping An Group in China. Her earlier roles include Strategy Manager at Commonwealth Bank of Australia (China) from January 2014 to December 2016 and Senior Associate at Z-Ben Advisors from June 2012 to December 2013, advising global asset managers on China market entry. Ms. Nie began her career in marketing roles at iFast Financial and Prudential Asset Management in Singapore from June 2005 to July 2010. Ms. Nie earned an MBA from China Europe Business School in April 2012 and a Bachelor’s degree in Computing from the National University of Singapore in May 2005. Ms. Nie is a Singaporean citizen.

Andres Gonzalez

Since 2024, Mr. Gonzalez has served as the Chief Executive Officer of Futura Reserva, an investment management company focused on the development and investment of residential, mixed-use, industrial, and hospitality real estate projects in Mexico. Prior to joining Futura Reserva, Mr. González served as Executive Vice President and Managing Director of Capital Natural (now CREO) from October 2014 to May 2024. In this role, his responsibilities included leading the development of large-scale projects such as Arboleda, Distrito Tec, Siendo, and Sofía 440 in Monterrey, and supervising the planning & development of more than one million square meters of master-planned communities, commercial spaces, office buildings, and residential properties. Additionally, Mr. González was responsible for the creation and management of multiple business units, including Property Management, CoBE, and Commercial Services. From February 2013 to October 2014, Mr. González had held senior management positions at Grupo MRP and Promologistics, where he was responsible for the oversight of infrastructure, shopping center, and logistics projects at a national level, he led asset portfolios valued at over $1 billion. Mr. González currently serves as an independent board member of Terra Energy and has been an active participant in organizations such as Young Presidents Organization since October 2021 and ECO since January 2025. He has also served as a faculty member for the Master’s in Finance program at Egade Business School, teaching at both the Monterrey and Santa Fe campuses from July 2021 to July 2023. Mr. Gonzalez earned a Bachelor’s degree in Accounting and Finance from Tec de Monterrey in December 2004 and later obtained an MBA with a specialization in Finance from Egade Business School in December 2016. Mr. Gonzalez further enhanced his expertise through leadership and management studies at Columbia Business School in November 2018, Kellogg School of Management in May 2024 and Babson College in 2015.

About Freight Technologies Inc.

Freight Technologies (Nasdaq: FRGT) (“Fr8Tech”) is a technology company offering a diverse portfolio of proprietary platform solutions powered by AI and machine learning to optimize and automate the supply chain process. Focused on addressing the distinct challenges within the supply chain ecosystem, the Company’s portfolio of solutions includes the Fr8App platform for seamless OTR B2B cross-border shipping across the USMCA region; Fr8Now, a specialized service for less-than-truckload (LTL) shipping; Fr8Fleet, a dedicated capacity service for enterprise clients in Mexico; Waavely, a digital platform for efficient ocean freight booking and management of container shipments between North America and ports worldwide and Fleet Rocket a nimble, scalable and cost-effective Transportation Management System (TMS) for brokers, shippers, and other logistics operator Together, each product is interconnected within a unified platform to connect carriers and shippers and significantly improve matching and operation efficiency via innovative technologies such as live pricing and real-time tracking, digital freight marketplace, brokerage support, transportation management, fleet management, and committed capacity solutions. The company is headquartered in Houston, Texas. For more information, please visit fr8technologies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Fr8Tech’s and Fr8App Inc.’s actual results may differ from their expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Fr8Tech’s and Fr8App Inc.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to obtain or maintain the listing of Fr8Tech’s ordinary shares on Nasdaq; (2) changes in applicable laws or regulations; (3) the possibility that Fr8Tech or Fr8App Inc. may be adversely affected by other economic, business and/or competitive factors; (4) risks relating to the uncertainty of the projected financial information with respect to Fr8App Inc.; (5) risks related to the organic and inorganic growth of Fr8App Inc.’s business and the timing of expected business milestones; and (6) other risks and uncertainties identified, including those under “Risk Factors,” to be filed in Fr8Tech other filings with the Securities Exchange Commission.

Fr8Tech cautions that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Fr8Tech and Fr8App Inc. caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Fr8Tech and Fr8App Inc. do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Fr8Tech Contact:

Jason Finkelstein

IGNITION Investor Relations

investors@fr8technologies.com